                                                       EXHIBIT 21
                                                       ----------

                                                   as of  3/20/98


        SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

         The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.



                                               Where Incorporated
          Name                                    or Organized
          ----                                 ------------------


  Alice Tankships Corporation                   New York
  Ambrit Holdings, Inc.                         Delaware
  American Shipholding Group, Inc.              New York
  Amerikanis Company Limited                    Liberia
  Amity Products Carriers, Inc.                 Delaware
  Ania Tanker Corporation                       Marshall Islands
  Antilles Bulk Holdings N.V.                   Netherlands Antilles
  Atlantia Tanker Corporation                   Marshall Islands
  Baywatch Marine Inc.                          Liberia
  Britamer Holding Company Limited              Liberia
  Britanis Company Limited                      Liberia
  Cambridge Tankers, Inc.                       New York
  Canopus Tankers, Inc.                         Marshall Islands
  Caribbean Tanker Corporation                  Marshall Islands
  Chrismir Shipping Corporation                 Liberia
  Commonwealth Shipping Company Limited         Bermuda
  Community Ocean Services, Inc.                New York
  Concert Tanker Corporation                    Liberia
  Concord Tanker S.A.                           Panama
  Delphina Tanker Corporation                   Delaware
  Diane Tanker Corporation                      Marshall Islands
  Edinburgh Bulk Carriers Limited               Bermuda
  Enterprise Shipping Company Limited           Bermuda
  ERN Holdings Inc.                             Panama
  Excelsior Bulk Carriers Limited               Bermuda
  Exemplar Bulk Carriers Limited                Bermuda
  Explorer Bulk Carriers, Inc.                  Liberia
  First Pacific Corporation                     Marshall Islands
  First Products Tankers, Inc.                  Marshall Islands
  First Shipco Inc.                             Liberia
  First Shipmor Associates (partnership)        Delaware
  First Union Tanker Corporation                Marshall Islands
  First United Shipping Corporation             Liberia
  400 Equity Corporation                        Delaware
  401 Equity Corporation                        Delaware
  Fourth Aframax Tanker Corporation             Marshall Islands
  Fourth Products Tankers, Inc.                 Marshall Islands
  Fourth Spirit Holding N.V.                    Netherlands Antilles
  Friendship Marine Inc.                        Liberia
  General Guaranty Corporation                  Delaware
  General Ship Services, Inc.                   Delaware
  Glasgow Bulk Carriers Limited                 Bermuda
  Hyperion Shipping Corporation                 Liberia
  Imperial Tankers Corporation                  Liberia
  Intercontinental Bulktank Corporation         New York
  Intercontinental Coal Transport Inc.          Delaware
  Intercontinental Coal Transport Limited       Bermuda
  International Seaways, Inc.                   Liberia
  Interocean Tanker Corporation                 Marshall Islands
  Island Tanker S.A.                            Panama
  ITI Shipping S.A.                             Panama
  Jostelle Shipping Company Limited             Bermuda
  Juneau Tanker Corporation                     New York
  Lake Michigan Bulk Carriers, Inc.             New York
  Lake Ontario Bulk Carriers, Inc.              New York
  Lion Shipping Ltd.                            Liberia
  Majestic Tankers Corporation                  Marshall Islands
  Mansfield Marine Corporation                  Marshall Islands
  Marina Tanker Corporation                     Marshall Islands
  Matilde Tanker Corporation                    Liberia
  Moran Maritime Associates (partnership)       Delaware
  New Orleans Tanker Corporation                Delaware
  North American Ship Agencies, Inc.            New York
  Northanger Shipping Corporation               Marshall Islands
  Northwestern Tanker Corporation               Marshall Islands
  Ocean Bulk Ships, Inc.                        Delaware
  Oleron Tanker S.A.                            Panama
  Olympia Tanker Corporation                    Marshall Islands
  OSG Bulk Ships, Inc.                          New York
  OSG Car Carriers, Inc.                        New York
  OSG Financial Corp.                           Delaware
  OSG Foundation                                New York
  OSG International Partners (partnership)      Liberia
  OSG International, Inc.                       Liberia
  Overseas Airship Corporation                  Delaware
  Overseas Bulktank Corporation                 New York
  Overseas Coal Transport Inc.                  Delaware
  Overseas Coal Transport Limited               Bermuda
  Overseas Cruiseship Inc.                      Cayman Islands
  Overseas Petroleum Carriers, Inc.             Delaware
  Philadelphia Tanker Corporation               Delaware
  Regency Tankers Corporation                   Marshall Islands
  Reliance Shipping B.V.                        Netherlands
  Rex Shipholdings Inc.                         Liberia
  Rio Grande Bulk Carriers, Inc.                Marshall Islands
  Royal Tankers Corporation                     Liberia
  Ruby Tanker Corporation                       Marshall Islands
  San Diego Tankers, Inc.                       Delaware
  San Jose Tankers, Inc.                        Delaware
  San Pedro Tankers, Inc.                       Delaware
  Santa Clara Tankers, Inc.                     Delaware
  Sapphire Tanker Corporation                   Marshall Islands
  Sargasso Tanker Corporation                   Marshall Islands
  Saturn Bulk Carriers, Inc.                    Liberia
  Second Pacific Corporation                    Marshall Islands
  Second Products Tankers, Inc.                 Marshall Islands
  Second Shipmor Associates (partnership)       Delaware
  Second Union Tanker Corporation               Marshall Islands
  Second United Shipping Corporation            Marshall Islands
  Ship Paying Corporation No. 1                 Delaware
  Ship Paying Corporation No. 2                 Delaware
  Ship Paying Corporation No. 3                 Liberia
  Spirit Shipping B.V.                          Netherlands
  Taunton Shipping Co. Ltd.                     Cyprus
  Third Aframax Tanker Corporation              Marshall Islands
  Third Products Tankers, Inc.                  Marshall Islands
  Third Shipco Inc.                             Delaware
  Third United Shipping Corporation             Liberia
  398 Equity Corporation                        Delaware
  399 Equity Corporation                        Delaware
  Timor Navigation Ltd.                         Marshall Islands
  Trader Shipping Corporation                   Liberia
  Transbulk Carriers, Inc.                      Delaware
  Tropical United Shipping Corporation          Liberia
  Tubarao Bulk Carriers, Inc.                   Marshall Islands
  U.S. Shipholding Group, Inc.                  New York
  United Partners (partnership)                 Liberia
  United Steamship Corporation                  Panama
  Valdez Tankships Corporation                  New York
  Vega Tanker Corporation                       Delaware
  Venus Tanker Corporation                      Marshall Islands
  Vivian Tankships Corporation                  New York
  Western Ship Agencies Limited                 England
  Wolcon Corp.                                  Delaware